                              CONFIRMING STATEMENT

                This Statement confirms that the undersigned, Karl Schuetze, has authorized and designated John Penver to execute and file on the undersigned's behalf a Form ID and all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Active
        Power, Inc. The authority of John Penver under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Active Power, Inc., unless earlier revoked in writing. The undersigned acknowledges that John Penver is not assuming any of the undersigned's responsibilities to comply with Section 16 of the
        Securities Exchange Act of 1934.

        Date:  July 25, 2007            /s/ Karl Schuetze
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                                        Karl Schuetze